Exhibit 99.1

BMO 31st Global Metals & Mining Conference MARCH 1, 2022 Paul A. Lang CEO and President

Forward-Looking Information This presentation contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from the COVID-19 pandemic, including its adverse effects on businesses, economies, and financial markets worldwide; from changes in the demand for our coal by the global electric generation and steel industries; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from competition within our industry and with producers of competing energy sources; from our ability to successfully acquire or develop coal reserves; from operational, geological, permit, labor and weather-related factors; from the Tax Cuts and Jobs Act and other tax reforms; from the effects of foreign and domestic trade policies, actions or disputes; from fluctuations in the amount of cash we generate from operations, which could impact, among other things, our ability to pay dividends or repurchase shares in accordance with our announced capital allocation plan; from our ability to successfully integrate the operations that we acquire; from our ability to complete the joint venture transaction with Peabody Energy in a timely manner, including obtaining regulatory approvals and satisfying other closing conditions; from our ability to achieve expected synergies from the joint venture; from our ability to successfully integrate the operations of certain mines in the joint venture; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission. This presentation includes certain non-GAAP financial measures, including, Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA and cash costs per ton. These non-GAAP financial measures are not measures of financial performance in accordance with generally accepted accounting principles and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income from operations, cash flows from operations, earnings per fully-diluted share or other measures of profitability, liquidity or performance under generally accepted accounting principles. You should be aware that our presentation of these measures may not be comparable to similarly-titled measures used by other companies.A reconciliation of these financial measures to the most comparable measures presented in accordance with generally accepted accounting principles has been included at the end of this presentation. 2

Arch Resources In Brief Arch is a premier U.S. producer of high-quality metallurgical coals for global steel markets, and the leading global supplier of premium, High-Vol A coking coal ▪ We operate large, modern coking coal mines that operate at the low end of the U.S. cost curve ▪ Approximately 80 percent of our product slate is High-Vol A coal, which typically earns a premium in the marketplace ▪ We have exceptional, long-lived reserves that provide significant and valuable optionality for long-term growth Arch’s strong coking coal position is supplemented by a top-tier thermal franchise ▪ We operate competitive mines in the Powder River Basin and Colorado ▪ Our mines have modest capital needs and generate significant levels of free cash in a wide range of market conditions Arch has deep expertise in mining, marketing and logistics — and in critical areas of ESG-related performance and compliance, including safety and environmental stewardship Arch has cultivated strong, longstanding relationships with many of the world’s largest steelmakers, as well as excellent brand awareness and a clear understanding of the value-in-use of its high-quality coking coal product slate Arch has one of the industry’s strongest balance sheets and recently relaunched a robust, multi-faceted capital return program 3

Arch at a Glance

MINES BY SEGMENT

METALLURGICAL

- LEER
- LEER SOUTH
- BECKLEY
- MOUNTAIN LAUREL

THERMAL

- BLACK THUNDER
- COAL CREEK

- WEST ELK

Arch is a large and growing U.S. producer of high-quality metallurgical coal, and one of the leading suppliers of premium, High-Vol A coking coal globally



◆ DTA (Equity Investment in Port)

★ HEADQUARTERS

Arch is in the midst of a strategic pivot towards steel and metallurgical markets

Segment Level EBITDA



2010
75%
25%
AVERAGE:
2022E - 2026E
20%
80%
Metallurgical
Thermal

4

Source: Company filings. **Note:** (1) Percentages are pre corporate, other and eliminations. (2) Excludes pass-through tons not assigned to a segment. (3) EBITDA reflects reported segment level EBITDA from coal operations.

Arch’s Premier Metallurgical Franchise 5 ARCH RESOURCES

Global Penetration



Arch plans to ship 95 percent of its 2022 coking coal output into the 300-million-metric-ton-per-year global seaborne metallurgical marketplace

- Arch has strong, longstanding relationships with many of the world's largest steelmakers
- Arch has rail and terminaling agreements – as well as a 35-percent-interest in the DTA facility in Newport News – to facilitate export moves
- Arch expects to ship ~45 percent of its output to Asian customers, who value the high CSR and high fluidity of its High-Vol A product

ARCH'S PROJECTED 2022 METALLURGICAL SHIPMENTS BY REGION


Europe
~45%
Asia
~45%
North America
~5%
Brazil
~5%

Note: Map reflects Arch's historical global customer base

6

7 Arch is a low-cost coking coal producer with the world’s largest and most valuable High-Vol A coking coal franchise 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 Peer 1 Arch Peer 2 Peer 3 Peer 4 ESTIMATED U.S. COKING COAL OUTPUT BY PRODUCER, 2021 (in millions of tons) ARCH’S COKING COAL OUTPUT BY TECHNOLOGY (percentage of expected 2022 sales) Continuous Miner Longwall Roughly 80% of Arch’s coking coal output comes from low-cost longwall operations, versus an average of around 30% for the U.S. industry as a whole 2022 Target Arch ~30% ARCH’S SHARE OF GLOBAL HIGH-VOL A MARKET (estimate based on projected 2022 sales) Arch supplies roughly 30% of the world’s High-Vol A coking coal, which has tremendous value-in-use as a blending agent with lesser-quality coals Source: Public Information, MSHA, Internal; peer group = Alpha, Blackhawk, Coronado, Warrior (listed here alphabetically)

8 Source: Internal 2 0 68 22 100 110 20 40 60 80 120 76 74 48 56 60 40 4 50 30 14 28 38 58 26 62 20 64 18 24 10 32 12 0 44 16 6 66 46 72 42 8 10 30 50 70 90 130 150 54 140 70 36 52 34 FOB MINE CASH COST ($/T0N) Leer Leer South (projected) ANNUAL ESTIMATED PRODUCTION (MM TONS) COAL PRODUCTION FROM IDENTIFIED METALLURGICAL MINES IN THE U.S. Coking Coal Cash Costs Arch has highly efficient metallurgical mines with sustainable cost structures, which stands in contrast to many other U.S. producers who are grappling with reserve degradation and depletion

Arch’s Competitive Thermal Franchise 9 THERMAL

10 Arch’s thermal franchise generates very significant levels of cash, and is expected to keep doing so in 2022 and beyond EBITDA CAPEX $905* $110 ARCH CAPITAL SPENDING (percentage by segment, since Q4 2016) Thermal 12% Arch will continue to direct the vast majority of its capital budget to its core metallurgical segment in future periods 8x Thermal segment EBITDA has exceeded CAPEX more than eight-fold since Q4 2016, and that factor should increase further in 2022 given Arch’s locked-in book of advantageously priced thermal business Metallurgical 88% * Represents segment-level EBITDA, which does not include corporate or other unallocated costs THERMAL SEGMENT EBITDA VERSUS CAPEX SINCE Q4 2016 (in millions of dollars) EBITDA CAPEX

11 Arch secured a substantial and profitable book of future contract business for its thermal segment during 2021 During 2021, Arch capitalized on a period of high natural gas prices and tightness in domestic thermal markets to lock in a substantial and advantageous book of future contract business for its thermal mines Arch committed more than 100 million tons of future thermal business – for 2022 and out years – during the course of 2021, and has added onto that book since year-end Arch has now committed a total of 76 million tons of Powder River Basin coal for 2022 delivery, at a record price of around $16.30 per ton ▪ Arch has also signed advantageously priced commitments for a substantial portion of its planned 2023 output, and significant volumes for 2024 and out years as well Arch has sold forward nearly 5 million tons of 2022 output from its West Elk longwall mine in Colorado, at prices that should generate very substantial levels of cash ▪ Arch has already built a solid book of West Elk business for 2023 as well, and is continuing to build out its 2024 and 2025 positions at present – again, at advantageous and cash-generating price levels While Arch continues to explore the potential monetization of its thermal assets, the company’s success in contracting substantial volumes at highly attractive prices has greatly enhanced their value in the marketplace ▪ Arch recently established and began to fund an industry-leading thermal mine reclamation fund for its Powder River Basin operations, thus increasing their marketability while insulating the core metallurgical portfolio from the thermal segment’s long-term closure obligations

Arch’s Deep Commitment to ESG Principles 12 GLOBAL

13 Iron ore and metallurgical coal are essential companions in the production of new steel That new steel is critical to the construction of a new economy ▪ Such steel is required for mass transit systems, wind turbines and electric vehicles, as well as continued urbanization Metallurgical coal will be needed for the production of new steel through at least mid-century, according to most forecasts Arch’s metallurgical products are essential to the production of new steel, which in turn is essential to the construction of a new economy

14 Our value creation strategy and ESG commitment are well-aligned We are in the midst of a fundamental strategic shift towards global steel and metallurgical markets and away from domestic power and thermal markets Over the course of the past 10 years, we have transformed Arch into a premier producer of high-value metallurgical coal for steel producers Arch continues to harvest significant value from its highly competitive legacy thermal platform while systematically reducing its operating footprint and pre-funding its final mine closure obligations With this transition, our Scope 1, 2 and 3 carbon emissions have declined significantly in recent years, and we are aggressively pursuing further structural as well as incremental reductions Our ESG profile has undergone a transformation and is now similar to that of many other major commodities – particularly iron ore, with which it is inextricably bound in the global marketplace Arch has conducted accelerated reclamation at its former mine sites to ensure the highest standards of environmental stewardship as well as to limit long-term holding costs and future regulatory risks

15 Arch is a demonstrated leader in both safety and environmental stewardship Lost Time Incident Rate (five-year average, per 200,000 employee-hours) 100% compliance rate for water discharges in 2021, versus 134,000 measurements taken, improving upon our 2020 compliance rate of 99.999%, which constituted 1 minor exceedance over 168,000 measurements taken SMCRA violations in 2021, and only one in each of the previous four years, versus a five-year average of 16 apiece by our 10 largest competitors 0 2.28 0.94 Industry Arch Source: MSHA and Internal

Strong Financial Position and Capital Allocation Priorities 16 FINANCE

17 Arch successfully restored its balance sheet to pre- pandemic strength just six months after completing the build-out of the transformational Leer South growth project Arch expects to return to a net debt neutral position by the end of Q1 2022 In paying down nearly its entire term loan since December 2021, Arch has eliminated its largest and nearest refinancing risk Arch is also in the process of reducing and defeasing its Powder River Basin asset retirement obligation ▪ Arch reduced its Powder River Basin asset retirement obligation by $40 million, or more than 20 percent, during 2021 ▪ Arch has created a thermal mine reclamation fund to cover final closure costs for its Powder River Basin assets, and expects to approach an 80 percent funding level by the end of 2022 Fortifying the balance sheet Source: Internal Cash and Liquidity Target Total Debt at 2/15/22 CASH AND LIQUIDITY TARGET VERSUS TOTAL DEBT AT 2/15/22 (in millions) Convertible Debt ($155) $300 - $350 Equipment Leases / Other ($67) Tax Exempt Bonds ($98) Term Loan ($10) Total Debt = $330

18 CHANGE IN SHARES OUTSTANDING (in millions) $302 $282 $245 $24 $31 $30 $8 2017 2018 2019 2020 $326 $312 $275 Buybacks Dividends million shares outstanding at 3/31/20 15.1 10.1 million shares repurchased after May 2017 Arch bought back 40% of its shares outstanding over a period of less than three years million returned to shareholders (at 3/31/20) before suspending capital return program in April 2020 $921 CAPITAL RETURNED TO SHAREHOLDERS (in millions) In the first phase of its capital return program, Arch returned $921 million of capital to shareholders in less than three years

Capital Return Program: Next Phase Arch views a robust capital return program as a key component of its long-term value proposition ▪ We paused our capital return program in early 2020 in the face of an initial commodity market pullback, a pandemic, and the strategic decision to continue to move forward with the buildout of Leer South With Leer South now operational, the balance sheet restored to pre-pandemic strength, the thermal mine reclamation fund well- established, and our cash balance projected to grow appreciably in coming quarters, we believe this is the right time to resume our capital return program Arch has announced a new capital allocation formula that calls for quarterly cash dividends in the amount of 50% of the company’s discretionary cash flow, including a small recurring fixed rate dividend and a potentially larger variable rate dividend ▪ Discretionary cash flow is defined as cash flow from operations minus capital expenditures and thermal mine reclamation fund contributions The remaining 50% of discretionary cash flow would be used for share buybacks, special dividends, the repurchase of potentially dilutive securities, and/or capital preservation, at the board’s discretion ▪ We are preserving the option of some level of “capital preservation” – which is to say cash build beyond liquidity needs – to allow for ongoing (and potentially stepped-up) buybacks at weaker points in the market cycle, and/or to facilitate addressing the convertible securities and/or warrants 19

Overview of Global Metallurgical Markets 20 GLOBAL

21 Source: World Steel Association and Internal Global steel demand continues to climb, and should be supported by growth in India and the rest of Southeast Asia in the coming decade GLOBAL STEEL PRODUCTION (Million Metric Tons) 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 Global steel demand has increased steadily since 2000, and has resumed its upward climb post the pandemic Arch expects global hot metal production to continue to climb as well, supported by significant, new integrated capacity additions in India and the rest of Southeast Asia India is highly dependent on seaborne imports given its very limited – and very low-quality – indigenous coking coal reserves Chinese seaborne coking coal imports have recovered steadily since the start of 2021, as China has systematically identified replacement volumes for locked-out Australian volumes

22 Australian coking coal exports have largely plateaued in recent years ▪ Australian coking coal exports were down 16 million in 2021 when compared to the pre-pandemic year of 2019 ▪ Investment in new coking coal capacity remains muted despite the strong pricing environment ▪ Many of the major Australian producers are guiding to flat to lower production, and few are pursuing growth ▪ Increasing regulatory and permitting pressures – along with normal and ongoing depletion – is further constraining supply ▪ The expansion project pipeline is relatively small, dominated by junior miners, and weighted towards semi-soft and PCI coals AUSTRALIAN METALLURGICAL COAL EXPORTS (in millions of metric tons) Source: Australian Bureau of Statistics 169 186 186 190 172 179 184 172 168 2013 2014 2015 2016 2017 2018 2019 2020 2021 Australia

23 Coking coal output also remains muted in the United States and Canada, the No. 2 and No. 3 global producers of high-quality coking coal PRODUCING U.S. COKING COAL MINES 176 137 Q4 2018 Q4 2021 Source: MSHA, Customs Data, Internal PRODUCTION FROM IDENTIFIED U.S. COKING COAL MINES (in millions of tons) Since Q4 2018, 63 U.S. coking coal mines have shuttered and 24 have started up 78.5 74.7 59.1 64.5 2018 2019 2020 2021 U.S. coking coal production continues to lag pre-pandemic levels CANADIAN COKING COAL EXPORTS (in millions of metric tons) 32.8 34.9 27.0 26.3 2018 2019 2020 2021 Canadian production is down significantly versus pre-pandemic output levels

24 Arch projects that 58 million tons of global coking coal capacity will be needed by 2026 to meet growing seaborne demand and offset ongoing reserve depletion ▪ We project a net increase in seaborne coking coal demand of 25 million tons, driven by increased requirements in Southeast Asia offset by integrated steel mill conversions and retirements elsewhere ▪ We assume a conservative depletion rate of 2 percent at existing mines, which reduces supply by a total of 33 million tons by 2026 While this forecast is meant to be indicative, we expect continuing under-investment, reserve degradation and depletion, and mounting regulatory pressures to constrain supply and contribute to a generally constructive supply/demand balance PROJECTED 2026 SEABORNE COKING COAL SUPPLY AND DEMAND (in millions of metric tons) Source: Internal Projections Demand Supply Output of currently operating mines after depletion New capacity requirement 335 277 58 Supply / Demand Fundamentals

25 Long-run pricing The average long-run coking coal price continues to shift higher in the face of limited new investment and other supply pressures ▪ The coking coal benchmark has averaged $175 per metric ton on an inflation-adjusted basis since 2003 ▪ Since 2010, the average price has been $189 per metric ton ▪ Arch expects volatility to continue, but with an upward bias as mining costs increase over time due to ongoing under-investment coupled with reserve degradation and depletion ANNUAL AVERAGE HARD COKING COAL PRICE ($ per metric ton) Source: Bloomberg, Public Information, BLS, Internal $0 $50 $100 $150 $200 $250 $300 $350 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2019 USD$ Mean Price 2010-2020 Mean Price 2003-2020

26 Highlights ▪ Premier U.S. metallurgical producer with low-cost, high-quality, long-lived asset base ▪ Large-scale, first-quartile metallurgical franchise anchored by world-class Leer and Leer South longwall mines ▪ Leading global producer of High-Vol A products that earn a premium in the marketplace ▪ Diverse, highly-rated steel industry customer base across the globe ▪ Competitive thermal franchise that contributes robust, supplemental free cash flow while simultaneously pre- funding its own final reclamation requirements ▪ Strong balance sheet with low leverage, no near-term debt maturities, and significant liquidity ▪ Proven commitment to capital returns via a robust, multi-faceted capital return program ▪ Experienced management team with proven track record on safety, environmental stewardship, operational excellence and fiscal prudence

BMO 31st Global Metals & Mining Conference MARCH 1, 2022 Paul A. Lang CEO and President

Reconciliation of Non-GAAP measures

Included in this presentation, we have disclosed certain non-GAAP measures as defined by Regulation G. The following reconciles these items to net income and cash flows as reported under GAAP. Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations, amortization of sales contracts and non-operating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. The Company uses Adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

(In thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017	Period from October 2 through December 31, 2016
Net income (loss)	$ 337,573	$ (344,615)	$ 233,799	$ 312,577	$ 238,450	$ 33,449
Income tax (benefit) provision	1,874	(7)	248	(52,476)	(35,255)	1,156
Interest expense, net	23,344	10,624	6,794	13,689	24,256	10,754
Depreciation, depletion and amortization	120,327	121,552	111,621	130,670	176,449	33,401
Accretion on asset retirement obligations	21,748	19,887	20,548	27,970	30,209	7,633
Asset Impairment and restructuring	-	221,380	-	-	-	-
Gain on property insurance recovery related to Mountain Laurel longwall	-	(23,518)	-	-	-	-
Loss (Gain) on divestitures	24,225	(1,505)	13,312	-	(21,297)	-
Net loss resulting from early retirement of debt and debt restructuring	-	-	-	485	2,547	-
Non-service related postretirement benefit costs	4,339	3,884	2,053	3,202	1,940	(32)
Reorganization items, net	-	(26)	(24)	1,661	2,398	759
Costs associated with proposed joint venture with Peabody Energy	-	16,087	13,816	-	-	-
Preference Rights Lease Application settlement income	-	-	(39,000)	-	-	-
Fresh start coal inventory fair value adjustment	-	-	-	-	-	7,345
Adjusted EBITDA	533,430	23,743	363,167	437,778	419,697	94,465
EBITDA from idled or otherwise disposed operations	2,469	15,858	12,926	2,492	3,253	1,596
Selling, general and administrative expenses	92,342	82,397	95,781	100,300	87,952	23,193
Other	(9,702)	3,359	(14,488)	4,099	(6,398)	(1,511)
Reported segment Adjusted EBITDA from coal operations	$ 618,539	$ 125,357	$ 457,386	$ 544,669	$ 504,504	$ 117,743

Segment Adjusted EBITDA	MET	Thermal	Corporate and Other	Consolidated
(In Thousands)				
Year Ended December 31, 2021	$ 442,830	$ 175,709	$ (85,109)	$ 533,430
Year Ended December 31, 2020	91,322	34,035	(101,614)	$ 23,743
Year Ended December 31, 2019	305,363	152,023	(94,219)	363,167
Year Ended December 31, 2018	349,524	195,145	(106,891)	437,778
Year Ended December 31, 2017	243,616	260,888	(84,807)	419,697
October 2 through December 31, 2016	30,819	86,924	(23,278)	94,465
Since Emergence	$1,463,474	$ 904,724	$ (495,918)	$ 1,872,280

ARCH

28

Reconciliation of Non-GAAP measures 29 The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP Segment cash cost per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items for this non-GAAP measure are transportation costs, which are a component of GAAP revenues and cost of sales; the impact of hedging activity related to commodity purchases that do not receive hedge accounting; and idle and administrative costs that are not included in a reportable segment. Management is unable to predict without unreasonable efforts transportation costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. Management is unable to predict without unreasonable efforts the impact of hedging activity related to commodity purchases that do not receive hedge accounting due to fluctuations in commodity prices, which are difficult to forecast due to their inherent volatility. These amounts have historically and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results. Idle and administrative costs that are not included in a reportable segment are expected to be between $15 million and $20 million in 2019.